SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Provident Community Bancshares, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Provident Community Bancshares, Inc. The meeting will be held in the University of South Carolina Auditorium, Union Campus, 401 East Main Street, Union, South Carolina on Wednesday, April 25, 2007 at 2:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Elliott Davis, LLC, the Company’s independent auditors, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote via the Internet, by telephone or by completing and mailing the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Carl L. Mason Carl L. Mason
Chairman of the Board

Provident Community Bancshares, Inc.

2700 Celanese Road

Rock Hill, South Carolina 29732

(803) 325-9400

Notice of Annual Meeting of Stockholders

The annual meeting of stockholders of Provident Community Bancshares, Inc. (the “Company”) will be held in the University of South Carolina Auditorium, Union Campus, 401 East Main Street, Union, South Carolina on Wednesday, April 25, 2007 at 2:00 p.m., local time, for the following purposes:

1.	To elect two directors of the Company;

2.	To ratify the appointment of Elliott Davis, LLC as independent auditors for the Company for the fiscal year ending December 31, 2007; and

3.	To transact any other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Stockholders of record at the close of business on March 1, 2007 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

Please vote either via the Internet, by telephone or by completing and signing the enclosed form of proxy, which is solicited by the Board of Directors, and mailing it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Wanda J.Wells Wanda J.Wells
Corporate Secretary

Rock Hill, South Carolina

March 26, 2007

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Provident Community Bancshares, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Provident Community Bancshares, Inc. (the “Company”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Provident Community Bank, N.A. (the “Bank”). The annual meeting will be held in the University of South Carolina Auditorium, Union Campus, 401 East Main Street, Union, South Carolina on Wednesday, April 25, 2007 at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about March 26, 2007.

Voting And Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company showed that you held your shares as of the close of business on March 1, 2007. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

As of the close of business on March 1, 2007, a total of 1,828,496 shares of Company common stock were outstanding. Each share of common stock has one vote. As provided in the Company’s Certificate of Incorporation, record holders of the Company’s common stock who acquire beneficial ownership in excess of 10% of the Company’s outstanding shares without the approval of two-thirds of the Board of Directors are entitled to cast only one-hundredth of a vote of any shares held in excess of the 10% limit.

Attending the Meeting

If you are a stockholder of record as of the close of business on March 1, 2007, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The annual meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of both nominees, withhold votes as to both nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors will be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of Elliott Davis, LLC as independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of votes cast by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of the Company for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” ratification of the appointment of Elliott Davis, LLC as independent auditors.

If you are a participant in the Company’s Dividend Reinvestment Plan, the proxy card covers the shares in your account under the Plan, as well as shares registered in your name.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting, regardless of whether you submitted your original proxy by mail, the Internet or telephone. To revoke your proxy you must either advise the Secretary of the Company in writing before your shares have been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock over the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet or telephone voting are set forth on the enclosed proxy card. The deadline for voting by telephone or via the Internet is 3:00 a.m., Eastern time, on April 25, 2007.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct can be found in the Code of Conduct portion of the Investor Relations section of the Company’s website (www.providentonline.com).

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

Meetings of the Boards of Directors

The Company and the Bank conduct business through meetings and activities of their Boards of Directors and their committees. During the fiscal year ended December 31, 2006, the Board of Directors of the Company held 14 meetings and the Board of Directors of the Bank held 12 meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which such director served during 2006.

Committees of the Board of Directors of Provident Community Bancshares, Inc.

The following table identifies our standing committees and their members. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market. Each of the committees operates under a written charter that governs its composition, responsibilities and operations. Each of the charters for the committees is available in the Board Charters portion of the Investor Relations section of the Company’s website (www.providentonline.com).

Director	Audit Committee	Compensation Committee	Governance Committee
Robert H. Breakfield	X		X
James W. Edwards		X
William M. Graham	X
Louis M. Jordan	X*
Carl L. Mason		X	X
Dwight V. Neese
Philip C. Wilkins		X*	X*
Number of Meetings in 2007	4	6	1

*	Chairman

Audit Committee. The Audit Committee meets as needed to appoint and review the work performed by the independent auditors and to monitor the Company’s internal audit function and internal control systems. The Audit Committee also meets with the independent auditors to discuss the results of the annual audit and any related matters. The Board has determined that the Audit Committee does not have a member who is an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission. While the Board recognizes that no individual Board member meets the qualifications required of an “audit committee financial expert,” the Board believes that the level of financial knowledge and experience of the current members of the Audit Committee, including the ability to read and understand fundamental financial statements, is cumulatively sufficient to discharge adequately the Audit Committee’s responsibilities. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit Committee Report.”

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the CEO and other executives. The Compensation Committee reviews all components of compensation including base salary, bonus, equity compensation, benefits and other perquisites. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Committee also assists the Board of Directors in evaluating potential candidates for executive positions. See “Compensation Discussion and Analysis” for more information regarding the role of management and compensation consultants in determining and/or recommending the amount or form of executive compensation. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Compensation Committee Report.”

Governance Committee. The Company’s Governance Committee identifies individuals qualified to become board members, selects nominees for election as directors and develops a set of corporate governance policies and procedures. The procedures of the Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Governance Committee Procedures.”

The Company and the Bank also maintain Loan, Asset/Liability, Long Range Planning, Investment and Strategic Planning Committees.

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of stockholders. All directors attended the 2006 annual meeting of stockholders.

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2006 fiscal year.

Director	Fees Earned or Paid in Cash ($)	Total ($)
Robert H. Breakfield	$14,000	$14,000
James W. Edwards	14,000	14,000
William M. Graham	14,000	14,000
Louis M. Jordan	14,000	14,000
Carl L. Mason	17,600	17,600
Philip C. Wilkins	14,000	14,000

Cash Retainers for Non-Employee Directors. The following table sets forth the applicable retainers that were paid in 2006 and will continue to be paid to our non-employee directors for their service on our Board of Directors during 2007.

Annual Retainer for Company Board of Directors	$12,000

Annual Retainer for Bank Board of Directors	2,000

Annual Retainer for Chairman of the Board of Directors	3,600

Stock Ownership

The following table provides information as of March 1, 2007 with respect to persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. 237 Park Avenue, 9th Floor New York, New York 10017	161,937	(1)	8.9%

Louis M. Jordan 100 Eastwood Avenue Union, South Carolina 29375	126,705	(2)	6.9

(1)	Based on information contained in a Schedule 13D filed with the U.S. Securities and Exchange Commission on January 9, 2004.
(2)	See table on the following page for additional information regarding Mr. Jordan’s beneficial ownership of Company common stock.

The following table provides information about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers of the Company named in the Summary Compensation Table and by all directors and executive officers of the Company as a group as of March 1, 2007. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (Excluding Options)		Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Percent of Common Stock Outstanding (1)
Robert H. Breakfield	5,000		1,500		*

James W. Edwards	11,167		3,600		*

Richard H. Flake	36,378	(2)	19,925	3.0%

William M. Graham	22,274		8,275	1.7

Louis M. Jordan	118,430	(3)	8,275	6.9

Carl L. Mason	10,273		8,275	1.0

Dwight V. Neese	54,125		25,200	4.3

Lud W. Vaughn	4,450		8,750		*

Philip C. Wilkins	8,880	(4)	1,500		*

All directors and executive officers as a group (9 persons)	270,977		75,542	18.2

*	Less than 1% of the shares outstanding.
(1)	Based on 1,828,496 shares of Company common stock outstanding and entitled to vote as of March 1, 2007, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising stock options.
(2)	Includes 1,984 shares owned by Mr. Flake’s spouse’s individual retirement account.
(3)	Includes 16,953 shares owned by Mr. Jordan’s spouse and 3,298 shares owned by Mr. Jordan’s spouse’s individual retirement account.
(4)	Includes 111 shares held by Dr. Wilkins’ spouse.

Proposal 1 — Election of Directors

The Company’s Board of Directors currently consists of seven members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Two directors, Robert H. Breakfield and James W. Edwards, both of whom are currently directors of the Company and the Bank, have been nominated for election at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified.

All of the directors are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Neese, who is not independent because he is an employee of the Company and the Bank. In determining the independence of its directors, the Board considered transactions, relationships or arrangements between the Company, the Bank and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans with the Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee would be unable to serve.

The Board of Directors recommends a vote “FOR” the election of both nominees.

Information regarding the nominees for election at the annual meeting, as well as information regarding the continuing directors whose terms expire in 2008 and 2009, is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each individual’s biography is as of December 31, 2006. The indicated period for service as a director includes service as a director of the Bank.

Nominees for Election of Directors

The directors standing for election are:

Robert H. Breakfield. Mr. Breakfield is a self-employed attorney in Rock Hill, South Carolina, and a professor of business law at Winthrop University, located in Rock Hill. Age 59. Director since 2004.

James W. Edwards. Mr. Edwards is currently retired. Prior to retiring, Mr. Edwards was the Dean at the University of South Carolina, Union Campus, located in Union, South Carolina. Age 70. Director since 1996.

Directors Continuing in Office

The following directors have terms ending in 2008:

Carl L. Mason. Mr. Mason is the Chairman of the Board of Directors of the Company and the Bank. Since February 2004, he has been employed by TJ Turf to assist in the identification and procurement of investment properties for Winter Green Holdings, LLC. Mr. Mason was the President of Carlisle Finishing, a division of Cone Mills Corporation, a textile finishing company, before his retirement in 1999. Age 62. Director since 1989.

William M. Graham. Mr. Graham is currently retired. Prior to his retirement, Mr. Graham was the owner and operator of Graham’s Flowers in Union, South Carolina. Age 62. Director since 1990.

The following directors have terms ending in 2009:

Louis M. Jordan. Mr. Jordan is a major stockholder of Jordan’s Ace Hardware, Inc. located in Union, South Carolina. Age 71. Director since 1971.

Dwight V. Neese. Mr. Neese is the President and Chief Executive Officer of the Company and the Bank. Age 56. Director since 1995.

Philip C. Wilkins, DMD. Dr. Wilkins is a dentist in Winnsboro, South Carolina. Age 51. Director since 1999.

Proposal 2 — Ratification of Appointment of Auditors

The Board of Directors has appointed Elliott Davis, LLC to be its auditors for the 2007 fiscal year, subject to ratification by stockholders. A representative of Elliott Davis, LLC is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent public auditors will be considered by the Board of Directors. The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of auditors.

Audit Fees

The following table sets forth the fees billed to the Company for the years ended December 31, 2006 and 2005 by Elliott Davis, LLC:

	2006	2005
Audit fees	$45,800	$36,400
Audit related fees	—	—
Tax fees(1)	6,800	6,800
All other fees	—	—

(1)	Consists of tax filings and tax-related compliance and other advisory services.

Pre-Approval of Services by Independent Auditor

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent auditor. The Audit Committee will consider annually and approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

During the year ended December 31, 2006, the Audit Committee approved all Audit Related Fees, Tax Fees and All Other Fees set forth above.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors. In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

The Audit Committee of the Board of Directors

of Provident Community Bancshares, Inc.

Louis M. Jordan, Chairman

Robert H. Breakfield

William M. Graham

Compensation Discussion and Analysis

Our Compensation Philosophy

Our compensation philosophy starts from the premise that our success depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy. We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our corporate objectives. However, we recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We ground our compensation philosophy on four basic principles:

•

Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as an employer of choice among our peers who provide similar financial services in the markets we serve.

•

Aligning with Shareholders – We use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their financial interests with our shareholder’s interests.

•	Driving Performance – We structure compensation around attaining company-wide financial and individual performance targets that return positive results to our bottom line.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

We use specific compensation decisions to communicate desired results to our key personnel, to influence the process of decision-making among our key personnel to produce the desired results and to reward key personnel when they achieve the desired results. We believe this approach creates accountability for the individual performance of key personnel within the structure of our business plan by allowing management to understand the basis upon which their performance will be evaluated.

Our compensation program relies on three primary elements: (1) base compensation or base salary; (2) cash-based, short-term incentive compensation and (3) equity-based, long-term incentive compensation. We believe that we can meet the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and creates appropriate incentives for our management team.

Base Compensation. The salaries of our executive and other officers are reviewed at least annually to assess their performance, to evaluate our competitive position on base pay and to make any necessary adjustments. Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions at our peers. To further that goal, we have reviewed salary surveys provided by the South Carolina Bankers Association and engaged Matthews, Young – Management Consulting as independent compensation consultants. Typically, salary adjustments occur on the anniversary date of each employee’s date of hire or at other appropriate intervals during the year. Individual performance and retention risk are also considered as part of our annual assessment. In May 2006, Matthews Young – Management Consulting conducted an interactive web cast with members of the Compensation Committee to evaluate the base salaries for the Company’s chief executive officer, chief financial officer and chief operating officer. Based on the information provided and a review of each executive’s performance, the Compensation Committee decided to close the gap between the current salary ranges and executive pay and the median salaries for the CEO, CFO and COO positions in the peer survey data provided by the compensation consultant. The Board approved the Compensation Committee’s salary adjustments in June 2006 and effective July 1, 2006, the CEO, CFO and COO received an increase in base pay of 10.7%, 4.3% and 6.4%, respectively.

Short-Term Cash-Based Incentive Compensation. Over time, our goal has been to increase the share of our senior executives’ total annual cash compensation attributable to variable pay under our short-term incentive compensation program. Our current short-term incentive program is a cash-based plan that is designed to reward the attainment of annual company-wide financial objectives at specified levels and individual performance relative to the specific tasks we expect an officer to accomplish during the year. In May 2006, in connection with our Compensation Committee’s review of base salary for the CEO, CFO and COO, the Compensation Committee adopted a revised incentive compensation structure. The revised structure provides the CEO, CFO and COO with a bonus opportunity upon our achievement of certain financial goals including but not limited to targets for net income and return on assets, return on equity and efficiency ratios. No performance incentive compensation awards are granted unless we attain at least 95% of net income as defined in our operating budget. In addition to company-wide goals, the revised plan considers each executive’s satisfaction of key objectives established by our Board of Directors. The general formula for converting our financial results into individual incentive awards is as follows:

•	A participant’s maximum incentive compensation is the product of the participant’s base salary (at fiscal year end) times the participant’s payout percentage.

•	A participant’s annual incentive compensation award is the product of the participant’s maximum incentive compensation times the participant’s performance ratio.

•

A participant’s performance ratio is the sum of the participant’s key objectives performance measurements times the participant’s weighting factors. Performance thresholds are established for each key objective.

Our chief administrative officer is responsible for maintaining the short-term cash-based incentive plan and our performance records. Participants who have satisfied the plan objectives will receive incentive awards after our year-end financial results have been confirmed by our auditors.

Long-Term Equity-Based Compensation. Our long-term incentive compensation program is based on the delivery of competitive equity awards to our management team. We use our stock-based compensation to reward outstanding performance with incentives that focuses our management team on the task of creating long-term shareholder value. By increasing the equity holdings of our management team, we provide them with a continuing stake in our long-term success. The frequency, nature and size of awards under our equity-based program are based on a number of factors including awards made to those holding comparable positions in our peer group and the tax and accounting treatment of specific equity compensation techniques. In 2006, we adopted the Provident Community Bancshares, Inc. 2006 Equity Incentive Plan which reserved 150,000 shares to be granted as stock options or restricted stock awards to employees and directors selected by the Compensation Committee. Our Compensation Committee made no equity-based grants in 2006.

Role of the Compensation Committee

We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Committee, which consists of three independent directors, is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs.

The Committee operates under a written charter that establishes the Committee’s responsibilities. The Committee and the Board of Directors review the Charter periodically to ensure that the scope of the Charter is consistent with the Committee’s expected role. Under the Charter, the Committee is charged with general responsibility for the oversight and administration of our compensation program. The Charter vests in the Committee principal responsibility for determining the compensation of the CEO based on the Committee’s evaluation of his performance. The Charter also authorizes the Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

During 2006, the Compensation Committee met six times. The members of the Committee included Philip C. Wilkins, Chairman, James W. Edwards and Carl L. Mason.

Role of the Compensation Consultant

We have utilized the services of Matthews, Young – Management Consulting as independent compensation consultants to help us benchmark our compensation program against our peers and to insure that the program is consistent with prevailing practice in our industry. During 2006, Matthews, Young – Management Consulting compiled data from six banking salary surveys and narrowed the scope to institutions similar in size and geographic location to us. We utilized this data to adjust our base pay for senior officers and our incentive compensation program. We also engaged Clark Consulting, an additional independent compensation consultant to assist us with our split dollar life insurance arrangements, which are funded through our purchase of Bank Owned Life Insurance (“BOLI”).

Peer Group Analysis

A critical element of our compensation philosophy and a key driver of specific compensation decisions for our management team is a comparative analysis of our compensation mix and levels relative to a peer group of financial institutions. Matthews, Young – Management Consulting provided us with detailed salary and incentive compensation data for peer institutions located in South Carolina, Georgia and North Carolina with asset sizes ranging between $250-$500 million. We also utilized survey date provided by the South Carolina Bankers Association to further refine our peer group.

Role of Management

Our CEO develops recommendations regarding the appropriate mix and level of compensation for subordinate officers. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Committee. The CEO meets with the Committee to discuss the recommendations and also reviews with the Committee his recommendations concerning the compensation of our named executive officers. Our CEO does not participate in Committee discussions or the review of Committee documents relating to the determination of his compensation.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and annually to ensure that we understand the financial impact of each program on the Company. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirement. During 2006, we continued to consider the implications of two significant developments in the tax and accounting area – the new Internal Revenue Code Section 409A rules applicable to nonqualified deferred compensation and the revised accounting treatment for equity compensation under FAS 123R. We are continuing to implement changes in plan design or compensation practices to address these developments as they are interpreted and put in practice.

Employment Agreements

We currently maintain employment agreements with our chief executive officer and chief financial officer and a change in control agreement with our chief operating officer. A detailed description of the terms of those agreements and the severance benefits and change in control benefits payable to each named executive officers is set forth below in “Employment Agreements,” “Change in Control Agreements” and “Potential Post-Termination Benefits” sections of this proxy statement.

Retirement Benefits; Employee Welfare Benefits

We maintain a 401(k) Plan to assist our employees in saving for their retirement. Our 401(k) plan matches an employee’s deferrals up to 5% of his or her compensation and provides all plan participants with a 5% profit sharing match. In addition to our 401(k) Plan, we provide our employees with coverage under medical, dental, vision, life insurance and disability plans on terms consistent with industry practice. Our cafeteria plan allows our employees to pay their share of the cost of such insurance coverage on a pre-tax basis.

As a means of rewarding the hard work and dedication of our officers (assistant vice presidents and above) we have entered into split dollar life insurance arrangements with these individuals. The arrangements are funded by BOLI and provide each officer’s beneficiary with a death benefit. Provident Community Bank pays the premiums on the life insurance policies and is entitled to a portion of the insurance benefit upon an executive’s death. In 2006, additional officers were eligible for the split dollar insurance benefit and we received approval from the Compensation Committee to purchase additional BOLI to fund the arrangements.

In addition, we maintain supplemental executive retirement arrangements for our CEO and CFO. See “Pension Benefits” for a detailed discussion of the arrangements.

Perquisites

We provide certain of our officers, including the CEO, CFO and COO with perquisites that further their ability to promote the Company’s business interests in our markets and to reflect competitive practices for similarly-situated officers employed by our peers. We review these perquisites periodically and make adjustments as necessary.

Director Compensation

Our outside directors are compensated through an annual retainer. A director who is also an employee of the company does not receive additional compensation for his service on the Board. Outside directors also participate from time to time in our equity compensation programs. However, in 2006, our outside directors received only cash compensation. The level and mix of director compensation is revised by the Compensation Committee on a periodic basis to ensure consistency with the objectives of our overall compensation philosophy. Our review of director compensation also considers the increased liability of directors at publicly-traded companies due to changes in the regulatory environment and the heightened scrutiny of corporate governance practices.

Stock Compensation Grant and Award Practices; Timing Issues

Our Compensation Committee considers whether to make stock option grants and/or award other forms of equity on an annual basis, typically in conjunction with the annual review process for our officers. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment or a change in position or responsibility. The Committee considers the recommendations of our CEO and other executive officers with respect to awards contemplated for their subordinates. However, the Committee is solely responsible for the development of the schedule of grants or awards made to the CEO and the other executive officers.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. The Committee’s decisions are reviewed and ratified by the full Board of Directors. Similarly, the Company has never timed the release of material nonpublic information with the purpose or intent to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

We set the exercise price of stock options solely by reference to the applicable provisions of our stock compensation plans. Under our current plans, which were approved by shareholders in 2006 and in 2001, the exercise price of an option is equal to the closing Nasdaq reported sales price of our common stock on the date of grant. The grant date is generally the date of Committee action.

Stock Ownership Requirements

We have not adopted formal stock ownership requirements for our senior officers, however, we do require all non-employee directors to obtain 5,000 shares of our common stock within the first five years of their service as a director. As a practical matter, our officers and directors hold significant interests in our stock, which they have accumulated through participation in stock compensation programs and individual purchases. See the “Stock Ownership Table” section in this proxy statement.

Executive Compensation

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company for the 2006 fiscal year and all other executive officers of the Company whose total compensation for the 2006 fiscal year exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)
Dwight V. Neese President and Chief Executive Officer	2006	$205,000	$70,579	$7,545	$77,957	$33,770	$394,851

Richard H. Flake Executive Vice President and Chief Financial Officer	2006	115,000	43,471	7,545	55,348	21,615	242,979

Lud W. Vaughn Executive Vice President and Chief Operating Officer	2006	115,000	30,132	7,545	—	17,278	169,955

(1)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) of the vesting of 1,500 options in 2006, based upon a fair value of each option of $5.03 using the Black-Scholes option pricing model using the following assumptions: dividend yield—4%; expected volatility—25%; risk-free interest rate—5%; and expected lives—10 years.
(2)	Represents the aggregate change in actuarial present value of Messrs. Neese and Vaughn’s accumulated benefit due to changes in their Supplemental Retirement Plan during the 2006 fiscal year. See “Pension Benefits” for more information.
(3)	Consists of employer contributions to the Bank’s employee retirement plan. Excludes perquisites, which were less than $10,000 for each executive officer.

Employment Agreements

The Company and the Bank maintain three-year employment agreements with Messrs. Neese and Flake. The terms of the agreements are extended daily, unless written notice of non-renewal is given by the Board of Directors. Mr. Neese’s current base salary is $216,300. Mr. Flake’s current base salary is $120,000. Under the terms of the agreements each executive is entitled to severance payments and benefits if his employment is terminated: (1) without Just Cause (as defined in the agreements); (2) with Good Reason (as defined in the agreements); (3) as a result of the executive becoming disabled; or (4) following a change in control. See “Potential Post-Termination Benefits” for a discussion of the termination benefits for Messrs. Neese and Flake. The employment agreements restrict each executive from competing against the Company or the Bank for a period of one year from the date of termination of the agreement if the executive is terminated without Just Cause or Good Reason.

Change in Control Agreements

The Company and the Bank maintain a one-year change in control agreement with Mr. Vaughn. The term of the agreement is extended daily, unless written notice of non-renewal is given by the Board of Directors. The agreement provides, that if following a change in control of the Company or the Bank, Mr. Vaughn’s employment with the Bank is terminated, involuntarily or, under certain circumstances set forth in the agreement, voluntarily, Mr. Vaughn is entitled to receive a severance payment. See “Potential Post-Termination Benefits” for a discussion of the termination benefits for Mr. Vaughn.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options that have not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2006.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Dwight V. Neese	7,613 5,000 4,087 6,000 2,500	— — — 1,500(1) —	$15.83 9.06 10.36 16.75 17.26	05/27/2008 01/31/2011 01/18/2012 12/29/2013 03/15/2015

Richard H. Flake	4,673 1,200 2,000 4,052 6,000 2,000	— — — — 1,500(1) —	$15.83 8.75 9.06 10.36 16.75 17.26	05/27/2008 10/17/2010 01/31/2011 01/18/2012 12/29/2013 03/15/2015

Lud W. Vaughn	750 6,000 2,000	— 1,500(1) —	$13.00 16.75 17.26	04/18/2012 12/29/2013 03/15/2015

(1)	Stock options granted pursuant to the Provident Community Bancshares, Inc. 2001 Stock Option Plan that vest in five equal annual installments commencing on December 29, 2003.

Option Exercises

The following table provides information concerning stock option exercises for each named executive officer, on an aggregate basis, during the 2006 fiscal year.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Dwight V. Neese	—	—
Richard H. Flake	—	—
Lud W. Vaughn	250	$925

Pension Benefits

The following table provides information with respect to the Provident Community Bank, National Association Supplemental Executive Retirement Plan for each named executive officer. The Bank and the Company maintain no other tax-qualified or non tax-qualified defined benefit plans.

Name	Plan Name (1)	Present Value of Accumulated Benefit (2)($)
Dwight V. Neese	Provident Community Bank, National Association Supplemental Executive Retirement Plan	$474,997
Richard H. Flake	Provident Community Bank, National Association Supplemental Executive Retirement Plan	$340,078

(1)	The plan provides each executive with a supplemental retirement benefit upon termination of employment (other than for cause) at or upon attaining age 65. If the executive terminates employment after attaining age 65, the Bank will pay Messrs. Neese and Flake $6,341 and $4,075, respectively, per month, for a period of 240 months. If the executive terminates employment before reaching 65 years of age, or is terminated by the Bank for any reason other than for cause, the Bank will pay Messrs. Neese and Flake, $5,073 and $3,260, respectively, per month for a period of 240 months. Should an executive die while employed by the Bank or after payments have begun, a designated beneficiary will receive the balance owed to the executive on the date of death in the same method and manner as if the executive were still alive.
(2)	See “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column and Note 2 to the Summary Compensation Table for details regarding the change in the actuarial present value of the accumulated benefit under this plan during fiscal year 2006. The present value of the accumulated benefit was calculated in accordance with Accounting Principles Board No. 12 as amended by Statement of Financial Accounting Standards No. 106, using a 6% discount rate.

Potential Post-Termination Benefits

Employment Agreements. Under the terms of the employment agreements with Messrs. Neese and Flake, the executives may be terminated by the board of directors of the Bank or the Company anytime for Just Cause, as defined in the agreements. If Messrs. Neese or Flake is terminated for Just Cause, the agreements provide that the executives will not receive any salary or benefits for any period after the termination for Just Cause, except for vested benefits.

If the Bank or the Company choose to terminate either executive’s employment for reasons other than for Just Cause, or if the executives resign under circumstances that would constitute Good Reason under the employment agreements, the executives or, if the executives die, the executives’ beneficiaries, would be entitled to receive an amount equal to the remaining base salary payments due for the remaining term of the employment agreements, plus annual cash bonuses for each year (pro-rated for partial years) remaining under the term of the agreements. In addition, Messrs. Neese and Flake would be entitled to receive a lump sum cash payment equal to the value of the benefits the executive would have received in the three calendar years following the year in which the executive’s termination of employment occurred under any tax-qualified or non-tax-qualified retirement programs in which the executives participated before the termination date. The Bank or the Company would also continue and/or pay for the executive’s life, health, disability and dental coverage for 36 months from the executive’s termination date. Assuming an employment termination date of December 31, 2006, Messrs. Neese and Flake would be entitled to lump sum cash severance payments equal to $903,288 and $524,280, respectively. In addition, Messrs. Neese and Flake would be entitled to receive insurance coverage valued at approximately $17,055 and $15,744, respectively.

If Messrs. Neese and Flake are involuntarily terminated in connection with a change in control, or if they voluntarily terminate employment following a change in control under certain circumstances constituting Good Reason, they or their beneficiaries will receive a severance payment equal to three times the sum of the executive’s current base salary and the highest cash bonus paid to or accrued on the executive’s behalf with respect to any of the three most recently completed fiscal years of the Bank preceding the change in control. In addition, Messrs. Neese and Flake would be entitled to receive a lump sum cash payment equal to the value of the benefits the executive would have received in the three calendar years following the year in which the executive’s termination of employment occurred under any tax-qualified or non-tax-qualified retirement programs in which the executives participated before the termination date. The Bank or the Company would also continue and/or pay for the executive’s life, health, disability and dental coverage for 36 months from the executive’s termination date. Upon executive’s termination in connection with a change in control, the Bank will also (1) transfer title to the executive of his bank-owned automobile and (2) transfer to the executive the office furniture, desktop and laptop computers used by the executive before his termination date. Assuming an employment termination date in connection with a change in control on December 31, 2006, Messrs. Neese and Flake would be entitled to lump sum cash severance payments equal to $903,288 and $524,280, respectively. In addition, Messrs. Neese and Flake would be entitled to insurance coverage and other benefits valued at approximately $42,415 and $15,744, respectively. Messrs. Neese and Flake would also be entitled to tax indemnification payments of $418,051 and $238,729, respectively.

The employment agreements also provide for a disability benefit equal to 75% of an executive’s monthly rate of base salary in effect as of the executive’s termination date. Disability payments are reduced by any disability benefits provided by a policy or program sponsored by the Bank and/or the Company. Disability payments end upon the earlier of the executive’s death, attainment of age 65 or the date that is three years after the executive’s termination date.

Change in Control Agreement. Under the terms of the change in control agreement with Mr. Vaughn, the executive is entitled to a severance payment equal to one times his base salary as in effect on the date of the change in control. Assuming a change in control on December 31, 2006 followed by Mr. Vaughn’s termination of employment, Mr. Vaughn would be entitled to a lump sum cash payment equal to $115,000 plus continued life, medical, dental and disability insurance coverage for a period of twelve months from his termination of employment. The value of the insurance coverage would be approximately $5,248.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of

Provident Community Bancshares, Inc.

Philip C. Wilkins, Chairman

James W. Edwards

Carl L. Mason

Other Information Relating to Directors and Executive Officers

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company’s executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2006.

Transactions with Related Persons

Loans to Officers and Directors. The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place.

The Company does not have a comprehensive written policy for the review, approval or ratification of certain transactions with related persons. However, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

Governance Committee Procedures

General

It is the policy of the Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Governance Committee’s resources, the Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.

As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank. The Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below. If such individual fulfills these criteria, the Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Qualifications

The Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a stock ownership requirement and an age limitation provision. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Governance Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•	financial, regulatory and business experience;

•	familiarity with the Bank’s market area and participation in and ties to local businesses and civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•	the ability to devote sufficient time and energy to the performance of his or her duties; and

•	independence under applicable Securities and Exchange Commission and listing definitions.

The Committee will also consider any other factors the Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Submission of Stockholder Proposals and Nominations

Proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting must be received by the Company no later than November 26, 2007. However, if the annual meeting is held more than 30 calendar days from April 25, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any such proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Certificate of Incorporation provides that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 31 days’ notice of the annual meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to stockholders. A copy of the Certificate of Incorporation may be obtained from the Company.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on March 1, 2007. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

A copy of the Company’s Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on March 1, 2007 upon written request to Corporate Secretary, Provident Community Bancshares, Inc., 203 West Main Street, Union, South Carolina 29379.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Wanda J. Wells
Wanda J. Wells
Corporate Secretary

Rock Hill, South Carolina

March 26, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROVIDENT COMMUNITY BANCSHARES, INC.

PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS

April 25, 2007

The undersigned hereby appoints Robert H. Breakfield, James W. Edwards, William M. Graham, Louis M. Jordan, Carl L. Mason, Dwight V. Neese and Philip C. Wilkins, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the annual meeting of stockholders to be held on April 25, 2007 at 2:00 p.m., local time, in the University of South Carolina Auditorium, Union Campus, 401 East Main Street, Union, South Carolina, and at any and all adjournments thereof, as follows:

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR

VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

PROVIDENT COMMUNITY BANCSHARES, INC. — ANNUAL MEETING OF STOCKHOLDERS, APRIL 25, 2007

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-598-8935 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the internet at https://www.proxyvotenow.com/pcbs and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

	FOR	WITHHOLD ALL	FOR ALL EXCEPT

1. The election as director of the nominees listed below (except as marked to the contrary below).	/ /	/ /	/ /

(01) Robert H Breakfield (02) James W. Edwards

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) on the line below.
	FOR	AGAINST	ABSTAIN

2. The ratification of Elliott Davis, LLC as independent auditors for the fiscal year ending December 31, 2007.	/ /	/ /	/ /

The Board of Directors recommends a vote “FOR” proposals 1 and 2 listed above.

Mark here for address change and note change /    /

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR JUDGMENT. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

Should the undersigned be present and elect to vote in person at the meeting or at any adjournment thereof and after notification to the Secretary of the Company at the meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

A-2

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2006 Annual Report to Stockholders.

Dated:            ,

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign.

*** IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE

INSTRUCTIONS BELOW ***

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

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INSTRUCTIONS FOR VOTING YOUR PROXY

Stockholders of record have three alternative ways of voting their proxies:

1.	By Mail (traditional method); or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Please note all votes cast via the telephone or Internet must be cast prior to 3:00 a.m, Eastern time, April 25, 2007.

VOTE BY TELEPHONE	VOTE BY INTERNET
It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-866-598-8935	It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.      Read the accompanying Proxy Statement and Proxy Card.

2.      Call the toll-free number

1-866-598-8935

3.      Enter your 9 digit Number

located on your Proxy Card below.

4.      Follow the recorded instructions.

Follow these four easy steps:

1.      Read the accompanying Proxy Statement and Proxy Card.

2.      Go to the Website

https://www.proxyvotenow.com/pcbs

3.      Enter your 9 digit Number

located on your Proxy Card below.

4.      Follow the instructions.

Your vote is important! Call 1-866-598-8935 anytime!	Your vote is important! Go to https://www.proxyvotenow.com/pcbs

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.

YOUR VOTE IS IMPORTANT!

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